Exhibit 10.4

BIO-PATH HOLDINGS, INC.
2017 STOCK INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (the “Agreement”) is made and entered into as of the award date set forth below (the “Award Date”) by and between Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2017 Stock Incentive Plan (the “Plan”).

Participant: ______________________________________

Award Date: ______________________________________

Number of Restricted Stock Units: _____________________

1.                  Award of Restricted Share Units. The Company hereby issues to Participant an Award of the Number of Restricted Share Units set forth above (the “RSUs”), subject to the terms and conditions set forth in this Agreement. An RSU represents an unfunded, unsecured right to receive a Share of Common Stock of the Company or cash equal to the Fair Market Value of a Share.

2.                  Restrictions on RSUs. Except as otherwise provided in the Plan and this Agreement, the restrictions on Participant’s unvested RSUs are that the RSUs shall be subject to forfeiture by Participant if Participant fails to satisfy the vesting conditions set forth below.

3.                  Vesting of RSUs. The RSUs awarded hereunder shall vest, and the restrictions on such RSUs shall lapse, only if Participant remains in Continuous Service with the Company or an Affiliate until the applicable anniversary of the Award Date, as set forth below (each, a “Vesting Date”):

Notwithstanding the foregoing, a Participant who dies or becomes Disabled shall become immediately 100% vested in the RSUs. Furthermore, the Plan Administrator may, in its sole discretion, provide that the restrictions on all or any portion of the outstanding RSUs granted pursuant to this Agreement will immediately lapse prior to the consummation of a Change in Control. If the Plan Administrator exercises such discretion with respect to the RSUs, the vested RSUs will be settled prior to the consummation of the Change in Control at such time and on such conditions as the Plan Administrator determines.

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4.                  Settlement of RSUs. Each vested RSU shall be settled during the period beginning on the applicable Vesting Date and ending on the later of: (a) the last day of the calendar year in which such Vesting Date occurs or (b) March 15th of the calendar year following the end of the calendar year in which such Vesting Date occurs (the “Settlement Date”). The Company will settle vested RSUs by issuing to Participant, on a one-for-one basis, Shares of Common Stock of the Company or cash equal to the Fair Market Value of such Shares. In no event shall Participant be permitted to designate the taxable year in which settlement of an RSU shall occur.

5.                  Restrictions on Transfer. Participant may not sell, assign, pledge as security or otherwise transfer or encumber the unvested RSUs, whether voluntary or involuntary, and if involuntary, whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

6.                  No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Affiliate, or limit in any way the right of the Company, or as applicable, an Affiliate to terminate Participant's employment or other relationship at any time, with or without Cause.

7.                  Rights as a Stockholder. Participant shall not have any rights of a stockholder as a result of the grant of this Award or the vesting of the RSUs. If Shares are issued upon settlement of vested RSUs, Participant shall become a stockholder of record and will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Participant until such time as Participant disposes of the Shares.

8.                  Compliance with Laws and Regulations. Notwithstanding any other provision of the Plan or the Agreement to the contrary, the grant, vesting and holding of the Shares by Participant is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Participant agrees to cooperate with the Company to ensure compliance with such laws.

9.                  Tax Consequences. Set forth below is a brief summary as of the effective date of the Plan of some of the federal and state tax consequences of the grant and vesting of the RSU and, where applicable, the disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. RECIPIENT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS AWARD.

9.1              Grant of Award. There will be no regular federal or state income tax liability upon the grant of the Award.

9.2              Vesting of Award. There will be no regular federal or state income tax liability upon vesting of the Award. However, there may be federal and state employment taxes due upon vesting of the Award.

9.3              Settlement of Award. There may be regular federal and state income tax liability upon settlement of the Award. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the cash or Fair Market Value of the Shares issued to Participant. If Participant is a current or former employee of the Company or an Affiliate, the Company or such Affiliate may be required

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to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of settlement.

9.4              Disposition of Shares. If Shares are issued to Participant and the Shares are held for one (1) year or less following the Settlement Date, any gain realized on disposition of the Shares will be treated as short-term capital gain. If the Shares are held for more than one (1) year following the Settlement Date, any gain realized on disposition of the Shares will be treated as long-term capital gain.

9.5              Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social security, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement of the RSUs; and (b) does not commit to structure the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Notices. Any notice required to be given or delivered to the Plan Administrator or the Company under the terms of this Agreement shall be in writing (including a writing delivered by facsimile transmission or electronic mail) and addressed to the Plan Administrator at the principal corporate office of the Company. Any notice required to be given or delivered to Participant shall be in writing (including a writing delivered by facsimile transmission or electronic mail) and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Plan Administrator. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) when receipt is acknowledged after transmission by facsimile or electronic mail.

11.              Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Participant.

12.              Successors and Assigns. The Company may assign any of its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, and legal representatives.

13.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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14.              Choice of Forum. Participant hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Award Agreement, the Shares issued in connection herewith or for recognition or enforcement of any judgment relating thereto, and Participant hereby (i) agrees not commence any such action or proceeding except in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the state courts of Delaware (and if jurisdiction in the state courts of Delaware shall be unavailable, the Federal courts of the United States of America sitting in the state of Delaware).

15.              Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

16.              Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

17.              Severability. If any provision of this Award Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

18.              Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

19.              Headings. The captions and headings of this Award Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Award Agreement.

20.              Gender and Number. In construing this Award Agreement, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

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21.              Entire Agreement. The Plan is incorporated herein by reference. This Award Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Award Agreement and the Plan, the Plan shall govern and control.

22.              Acceptance. Participant hereby acknowledges that he has read and understands the terms and provisions of this Agreement, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Participant has had an opportunity to obtain the advice of legal counsel prior to executing this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Award and disposition of the Shares, and that Participant should consult a tax advisor prior to such exercise or disposition. Participant attests that he is relying solely on such advisors and not on any statements or representations of the Plan Administrator, the Company, or any Affiliate, or any agents thereof. Further, Participant hereby acknowledges and understands that he (and not the Company) shall be solely responsible for his tax liability that may arise as a result of receiving this Award Agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate, effective as of the Award Date.

BIO-PATH HOLDINGS, INC.

By:

PARTICIPANT

(Signature)

(Please print name)

Address:

Facsimile:
E-mail:

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